THIS  MEMORANDUM  OF  UNDERSTANDING  is  made  on  the 29th day of March, 2011.

BETWEEN :-

Sino Agro Food Inc., of Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, the People’s Republic of China 510610 of the one part  (hereinafter referred to as “SIAF”) ;

AND

SUN Ximin (Chinese ID No. 13262719611023431X) of Unit 301, 1st Floor, No. 6, District 4, TianjiayuanXiaoqu, Doudianzhen, Fangshan District, Beijing, of the other part (hereinafter  called “Mr. SUN”).

WHEREAS :-

1.           SIAF is the legal and/or beneficial owner of the whole of the issued and paid-up capital of the company known as HANG YU TAI INVESTIMENTO LIMITADA (Macau Company No. 25487 SO), a company incorporated in Macau SAR, People’s Republic of China with limited liability and having its principal place of business at Macao East-North Big Road, Hai Ming Ju, Building 3, 5th floor L Room (hereinafter referred to as “the said Company”).

2.           The said Company is the beneficial owner of 78% shares (hereinafter referred to as “the said Shares”) of the company known as ZHONGXINGNONGMU CO. LTD. (Business Registration No. 1308001000413), a company incorporated in Beijing, China with limited liability (hereinafter called “ZhongXing”), with a registered capital of RMB 60 million, and, having its registered address at No. 78, Xiqulu, Dagezhen, Fengning Manzuzizhixian, Chengdeshi, Hebeisheng, and Mr. SUN as its legal representative

3.           By a Sale and Purchase Agreement dated February 15, 2011 (hereinafter referred to as “the S & P Agreement”) made between the said Company of the one part and Mr. SUN of the other part, the said Company agreed to sell and Mr. SUN agreed to purchase the said Shares at the purchase price of RMB204,600,000.00 (equivalent to US$31,000,000.00) only, whereof the Mr. SUN has since paid to the said Company a sum of RMB5,011,000.00 (equivalent to US$759,242.50) only as the deposit and part-payment towards the purchase price thereof, and upon the terms and conditions as contained therein.

4.           As it was discovered that there were much discrepancies between the management account of ZhongXing ended December 31, 2010, and the management account of ZhongXing ended 31st September 2010 that was used to calculate the purchase consideration at the time, and therefore the calculation for the purchase price should be re-worked out to reflect the actual value of ZhongXing contemporaneously.

5.           SIAF was further advised by its accountants that the sale and purchase of the said Shares should be re-structured to avoid payment of unnecessary taxes.

6.           For the reasons above, and for mutual benefits to be derived therefrom, the parties heretotowards affirmation of such intention have agreed to enter into this Memorandum of Understanding (hereinafter called “the MOU”) which will act as a basis for a fresh sale and purchase agreement (hereinafter called “the Fresh Agreement”) to be executed by the parties hereto at a date to be mutually agreed upon.

NOW IT IS HEREBY AGREED by the parties hereto as follows :-

1.
The Parties hereto hereby agree that the said Company and Mr. SUN shall as soon as practicable execute a Cancellation Agreement in respect of the sale and purchase of the said Shares under the S & P Agreement.

2.
All payments that have been paid by Mr. SUN under the S & P Agreement to the said Company shall be transferred towards the account of such monies to be paid by Mr. SUN to SIAF under the Fresh Agreement.

3.	The Parties hereto shall as soon as practicable execute the Fresh Agreement upon upon the same terms and conditions as contained in the S & P Agreement except for the following :

3.1	SIAF shall sell and Mr. SUN shall purchase the entire equity of the said Company (hereinafter called “the Sale Shares”).

3.2	The purchase consideration for the Sale Shares shall be a sum of US$45 million (hereinafter called “the Purchase Consideration”), to reflect the actual value of ZhongXing as follows:

description	Audited financial	Financial used in original contract
	US$	US$
Total Assets	62,950,744,.15	45,193,143.92
Total Liabilities	5,853,647.74	4,699,252.69
Net Assets	57,097,096.41	40,493,891.22
Consideration of the S&P (Round Figure)	45,000,000.00	31,000,000.00
Exchange rate US$ =	RMB6.5564	RMB6.62

3.3	Mr. SUN shall pay/settle the Purchase Consideration as follows :-

(i)
A sum of RMB5,011,000.00 (equivalent to US$759,242.50) only  as required to  be paid by Mr. SUN to SIAF by way of deposit and part payment towards the Purchase Consideration, shall be deemed paid by way of a transfer of the deposit so paid by Mr. SUN under the S & P Agreement as stipulated in Clause 2 hereof.

(ii)
The balance of the Purchase Consideration amounting to 287,489,000 (equivalent to US$44,240,757.50) only (hereinafter called "the Balance Purchase Consideration”) shall be paid by Mr. SUN in the manner set forth hereunder:-

(a)
A sum of RMB25,055,000.00 (equivalent to US$3,796,212.50) (hereinafter called “the Further Payment”) in cash shall be paid by Mr. SUN to SIAF by way of 5 equal instalments of RMB5,011,000.00 (equivalent to US$759,242.50) each, on or before the following dates :-

(1)	April 30, 2011 ;
(2)	June 30, 2011 ;
(3)	August 31, 2011 ;
(4)	October 31, 2011; and
(5)	December 31, 2011.

(b)
The remainder of the Balance Purchase Consideration in the amount of RMB 262,434,000 (equivalent to US$40,374,461.50) (hereinafter referred to as “the Final Payment”) shall be settled by Mr. SUN by way of cash contribution towards part or full payment of the Land Price as defined in the S & P Agreement.

4.	The management financial results of the said Company as at 31.12.2010 after correction are detailed as follows

Description	US$
Total Assets	80,911,901.27
Total liabilities	80,911,901.27
Net Assets	Nil

IN WITNESS WHEREOF the Parties hereto have hereunto set their hand the day and year first abovewritten.

Signed by Sino Agro Food Inc.	)
in the presence of	)
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Signed by SUN Ximin	)
in the presence of	)
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